SCHEDULE 14A
(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.          )

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Hess Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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HESS CORPORATION
1185 AVENUE OF THE AMERICAS
NEW YORK, N.Y. 10036

March 26, 2009

Dear Stockholder:

The annual meeting of stockholders will be held at the Hess Office Building, 1 Hess Plaza, Route 9, Woodbridge, New Jersey, on Wednesday, May 6, 2009, at 2:00 P.M., local time. The formal notice of annual meeting and proxy statement, which are contained in the following pages, outline the action to be taken by the stockholders at the meeting.

You are cordially invited to attend this meeting. The Hess Office Building can be reached, if you travel by car, from Exits 127 (northbound) and 130 (southbound) of the Garden State Parkway or Exit 11 of the New Jersey Turnpike or, if you travel by train, from the Metropark station in Iselin, New Jersey.

This year, we are pleased to furnish our proxy materials to our stockholders over the internet, as permitted by Securities and Exchange Commission rules. We believe this new process will enable us to provide you with a convenient way to access our proxy materials, while reducing the costs and environmental impact of our annual meeting. A paper copy of our proxy materials may be requested through one of the methods described in the Notice of Internet Availability of Proxy Materials.

It is important that your shares be represented at the meeting whether or not you are personally able to attend. Accordingly, after reading the attached Notice of Annual Meeting of Stockholders and Proxy Statement, please promptly submit your proxy by telephone, internet or mail as described in the Notice of Internet Availability of Proxy Materials. If you submit your proxy over the internet, you will have the opportunity to agree to receive future stockholder documents electronically via email, and we encourage you to do so. If you have received a paper copy of the proxy materials and choose to submit your vote by traditional proxy or voting instruction card, please sign, date and mail the card in the enclosed pre-addressed reply envelope. Your cooperation will be appreciated.

Sincerely yours,

Chairman of the Board
and Chief Executive Officer

HESS CORPORATION
1185 AVENUE OF THE AMERICAS
NEW YORK, N.Y. 10036

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Wednesday, May 6, 2009, at 2:00 P.M.

To the Stockholders:

The annual meeting of stockholders of Hess Corporation will be held at the Hess Office Building, 1 Hess Plaza, Route 9, Woodbridge, New Jersey, on Wednesday, May 6, 2009, at 2:00 P.M., local time, for the following purposes:

1.	To elect five directors for the ensuing three-year term (pages 1 to 39 of proxy statement);

2.	To act upon the ratification of the selection by the audit committee of the board of directors of Ernst & Young LLP as independent auditors (pages 39 and 40); and

3.	To transact any other business which properly may be brought before the meeting.

All stockholders are cordially invited to attend, although only stockholders of record at the close of business on March 16, 2009 will be entitled to vote at the meeting.

By order of the board of directors,

George C. Barry
Secretary

New York, New York
March 26, 2009

YOUR VOTE IS IMPORTANT

You are urged to date, sign and promptly return the proxy card if you request paper copies of proxy materials, or to use the telephone or internet method of voting described in your proxy card or the Notice of Internet Availability of Proxy Materials, so that if you are unable to attend the meeting your shares can be voted.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 6, 2009:

Hess Corporation’s proxy statement and 2008 annual report are available at http://bnymellon.mobular.net/bnymellon/hes

HESS CORPORATION

PROXY STATEMENT

The enclosed proxy is solicited by the board of directors of Hess Corporation for use at the annual meeting of stockholders on May 6, 2009, at 2:00 P.M., local time.

The company’s principal executive office is located at 1185 Avenue of the Americas, New York, New York 10036. The approximate date on which this proxy statement is first being furnished to stockholders is March 26, 2009.

Holders of record of common stock of the company at the close of business on March 16, 2009 will be entitled to vote at the annual meeting. Each share of common stock will be entitled to one vote. On March 16, 2009, there were 327,232,443 shares of common stock outstanding. There are no other voting securities of the company outstanding. A majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business.

In accordance with Securities and Exchange Commission rules, we are making our proxy materials available to stockholders over the internet. On or about March 26, 2009, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders. This Notice contains instructions on how to access this proxy statement and our annual report and submit a proxy over the internet. If you received a Notice by mail, you will not receive a paper copy of the proxy materials unless you request such materials by following the instructions contained on the Notice.

If you are a registered stockholder, you can simplify your voting by using the internet or calling a toll-free telephone number. Internet and telephone voting information is provided on the proxy card or Notice. A control number, located on the instruction sheet attached to the proxy card or Notice, is designated to verify a stockholder’s identity and allow the stockholder to vote the shares and confirm that the voting instructions have been recorded properly. If you vote via the internet or by telephone, there is no need to return a signed proxy card. However, you may still vote by proxy by using the proxy card.

Proxies will be voted at the annual meeting in accordance with the specifications you make on the proxy. If you sign the proxy card or submit a proxy by telephone or over the internet and do not specify how your shares are to be voted, your shares will be voted:

•	for the election of directors nominated herein, and

•	for the proposal to ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2009.

You may revoke the proxy at any time prior to its use by delivering a written notice to the secretary of the company, by executing a later-dated proxy, by revoting your shares by telephone or on the internet, or by attending the annual meeting and voting in person.

ELECTION OF DIRECTORS

At the annual meeting, five directors are to be elected to serve for a term of three years and until their successors are elected and qualified. It is intended that proxies will be voted for the nominees set forth herein. Directors are elected by a plurality of the votes cast. Accordingly, abstentions and broker non-votes will not affect tabulation of the vote for directors. It is expected that all candidates will be able to serve. However, if one or more are unable to do so, the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the board of directors unless it reduces the number of directors to be elected.

The following table presents information as of March 4, 2009 on the nominees for election as directors of the company and the directors continuing in their respective terms of office:

Nominees for Director

Class III

For Three-Year Term expiring in 2012

	Principal occupation		Director
Name	and business experience	Age	since	Other directorships

John B. Hess	Chairman of the Board and Chief Executive Officer	54	1978	The Dow Chemical Company

Samuel W. Bodman	Former Secretary of the United States Department of Energy; Former Deputy Secretary of the United States Department of the Treasury	70	—	—

Risa Lavizzo-Mourey	President and Chief Executive Officer, The Robert Wood Johnson Foundation	54	2004	Genworth Financial, Inc.

Craig G. Matthews	Former Vice Chairman and Chief Operating Officer, KeySpan Corporation (gas distribution, electrical generation and energy services company) Former Chief Executive Officer, President and Director, NUI, Inc. (natural gas distribution company)	65	2002	National Fuel Gas Company

Ernst H. von Metzsch	Managing Member, Cambrian Capital, L.P. (investment firm); Former Senior Vice President and Partner, Wellington Management Company (investment company)	69	2003	—

Members of Board of Directors Continuing in Office

Class I

Term expiring in 2010

	Principal occupation		Director
Name	and business experience	Age	since	Other directorships

Nicholas F. Brady	Chairman, Choptank Partners, Inc. (investment firm); Chairman, Darby Overseas Investments, Ltd. (investment firm); Former Secretary of the United States Department of the Treasury; Former Chairman of the Board, Dillon, Read & Co. Inc. (former investment banking firm)	78	1994	Franklin Templeton Investment Fund Holowesko Partners Ltd. Weatherford International Ltd.

J. Barclay Collins II	Executive Vice President	64	1986	—

Gregory P. Hill	Executive Vice President and President, Worldwide Exploration and Production	47	2009	—

Thomas H. Kean	President, THK Consulting, LLC (consulting firm); Former President, Drew University; Former Governor of the State of New Jersey	73	1990	Franklin Resources, Inc.

Frank A. Olson	Former Chairman of the Board and Chief Executive Officer, The Hertz Corporation	76	1998	Director or trustee of various Franklin Templeton mutual funds
Class II

Term expiring in 2011

	Principal occupation		Director
Name	and business experience	Age	since	Other directorships

Edith E. Holiday	Corporate Director and Trustee; Former Assistant to the President of the United States and Secretary of the Cabinet; Former General Counsel, United States Department of the Treasury	56	1993	Canadian National Railway Company H.J. Heinz Company RTI International Metals, Inc. White Mountains Insurance Group Ltd. Director or trustee of various Franklin Templeton mutual funds

John H. Mullin III	Chairman, Ridgeway Farm LLC (private company engaged in timber and farming activity) Former Managing Director, Dillon, Read & Co. Inc. (former investment banking firm)	67	2007	Progress Energy, Inc. Sonoco Products Company

F. Borden Walker	Executive Vice President and President, Marketing and Refining	55	2004	—

Robert N. Wilson	Chairman, Still River Systems (medical device company); Former Vice Chairman of the Board of Directors, Johnson & Johnson	68	1996	Charles Schwab Corporation Synta Pharmaceuticals Corp.

All of the nominees and directors named above have held substantially the positions or former positions indicated for the past five years, except as described below. From 2005 to 2009, Mr. Bodman was Secretary of the United States Department of Energy and in 2004 was Deputy Secretary of the United States Department of the Treasury. Prior to his joining the company in January 2009, Mr. Hill served in senior executive positions in exploration and production operations of Royal Dutch Shell for 25 years. Prior to becoming president of THK Consulting, LLC in 2005, Mr. Kean was president of Drew University for thirteen years. Mr. Matthews served as president and chief executive officer of NUI, Inc. from February 2004 until December 2004. He served as vice chairman and chief operating officer of KeySpan Corporation from March 2001 to March 2002. Mr. Wilson retired as vice chairman of Johnson & Johnson in 2003 and was chairman of Caxton Health Holdings LLC from 2004 to 2007.

John B. Hess, Nicholas F. Brady and Thomas H. Kean may be deemed to be control persons of the company by virtue of their beneficial ownership of common stock as described under “Ownership of Voting Securities by Certain Beneficial Owners.”

The board of directors met 8 times in 2008, at regularly scheduled meetings. Each director attended at least 75% of the aggregate of all board of directors meetings and all meetings of the committees of the board of directors on which he or she served during 2008.

Non-management directors meet without members of management present generally after each regularly scheduled board meeting. The chairman of the corporate governance and nominating committee, Nicholas F. Brady presides at these meetings.

The company expects all directors and nominees to attend the annual meeting of stockholders. All directors attended last year’s annual meeting.

Director and Nominee Independence

The board of directors has affirmatively determined that Mr. Bodman, Mr. Brady, Ms. Holiday, Mr. Kean, Ms. Lavizzo-Mourey, Mr. Mullin, Mr. Matthews, Mr. Olson, Mr. von Metzsch and Mr. Wilson are independent within the meaning of rules and standards of the New York Stock Exchange. The board determined that these directors and nominees not only met all “bright-line” criteria under these rules, but also that, based on all known relevant facts and circumstances, there did not exist any relationship that would compromise the independence of these directors. In particular, the board affirmatively determined that service by Messrs. Brady and Kean as executors of the estate of Leon Hess and as trustees of certain related trusts does not impair their independence because there are no factors relating to such service that would exert influence on their decisions with respect to matters affecting the company.

Corporate Governance Guidelines

The board has approved a set of corporate governance guidelines in accordance with rules of the New York Stock Exchange. These guidelines set forth the key policies relating to corporate governance, including director qualification standards, director responsibilities and director compensation. The board has also approved a code of business conduct and ethics in accordance with rules of the New York Stock Exchange and the Securities and Exchange

Commission applicable to all directors, officers and employees, including the chief executive officer, senior financial officers and the principal financial and accounting officer. The code is intended to provide guidance to directors and management to assure compliance with law and promote ethical behavior. Copies of the company’s corporate governance guidelines and its code of business conduct and ethics may be found on the company’s website at www.hess.com and are also available without charge upon request to the company’s corporate secretary at its principal executive office set forth on the first page of this proxy statement.

Stockholder and Interested Party Communications

Any stockholder or interested party who wishes to communicate or request a meeting with members of the board of directors or with only non-management directors or any specified individual director may do so by writing to them in care of the Chairperson of the Corporate Governance and Nominating Committee, Hess Corporation, P.O. Box 2694, Easton, Maryland 21601. The stockholders may also communicate directly to the chairperson of this committee by e-mail to directors@hess.com. Communications sent by mail or e-mail will be reviewed by the chairperson of the corporate governance and nominating committee and will be referred for resolution and response as deemed appropriate by the chairperson. If a stockholder requests a meeting, the corporate governance and nominating committee will decide whether the subject matter is a proper one to be addressed by the board and, if so, whether a meeting is warranted. The corporate governance and nominating committee will meet periodically to review all stockholder communications received.

Related Party Transactions

The company expects all directors and executive officers to bring to the company’s attention any related party transactions, including transactions which may be required to be disclosed under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission. The company’s code of business conduct and ethics provides that if any company representative, including a director or officer, considers conducting any transaction that reasonably would be expected to give rise to a conflict of interest between the representative and the company, such representative must disclose such transaction in advance to the company’s legal department for review. In addition, the company annually sends each director and executive officer a questionnaire requiring such person to describe any transaction contemplated under Item 404 or in the case of independent directors, any transaction that might compromise their independence. The company also annually conducts a review of its accounting records to determine whether any such related transaction occurred in the prior fiscal year. If any proposed or existing related transaction is identified, the transaction is brought to the general counsel for review. If the general counsel determines the transaction poses a conflict of interest, or would compromise the independence of a non-management director, the general counsel will advise the audit committee of the transaction and the audit committee will determine whether the transaction, if proposed, may proceed and if existing, may continue to exist.

Compensation and Management Development Committee

The compensation and management development committee of the board of directors is composed of Thomas H. Kean, Chairman, Nicholas F. Brady, Frank A. Olson, Ernst H. von Metzsch and Robert N. Wilson. The board has determined that each member of this committee is independent within the meaning of applicable rules of the New York Stock Exchange. This committee met six times in 2008.

The board of directors has adopted a written charter for the compensation and management development committee in accordance with applicable rules of the New York Stock Exchange. A current copy of this charter is available on the company’s website, www.hess.com, and also available without charge upon request to the company’s corporate secretary at the company’s principal executive office set forth on the first page of this proxy statement. As stated in the charter, this committee’s principal responsibilities are to:

•	approve the compensation of the company’s chief executive officer,

•	monitor the company’s compensation and benefit programs,

•	administer and make awards of stock-based compensation under the company’s long-term incentive plans,

•	review management development and succession programs, and

•	prepare its annual report on executive compensation for the company’s proxy statement.

The committee’s processes for determining executive compensation are described in “Compensation Discussion and Analysis” on page 10.

Corporate Governance and Nominating Committee and Consideration of Stockholder Recommended Candidates

The corporate governance and nominating committee is composed of Nicholas F. Brady, Chairman, Edith E. Holiday and Thomas H. Kean. The board of directors has determined that each member of this committee is independent within the meaning of applicable rules of the New York Stock Exchange. The corporate governance and nominating committee met two times in 2008.

The board of directors has adopted a written charter for the corporate governance and nominating committee in accordance with applicable rules of the New York Stock Exchange. A current copy of this charter is available on the company’s website, www.hess.com, and is also available without charge upon request to the company’s secretary at the company’s principal executive office set forth on the first page of this proxy statement. As stated in this charter, this committee’s principal responsibilities are to:

•	identify and recommend individuals to the board for nomination as members of the board and its committees consistent with criteria approved by the board,

•	make recommendations to the board relating to board practices and corporate governance, and

•	develop, recommend to the board and periodically review a set of corporate governance principles applicable to the company.

This committee recommends for election as directors qualified candidates identified through a variety of sources, including stockholder suggestions. Stockholders may suggest candidates by writing to the committee, in care of the secretary of the company at the company’s principal executive office set forth on the first page of this proxy statement. Stockholder suggestions should include a summary of the candidate’s qualifications, the information required by Securities and Exchange Commission rules for director nominees and contact information for the candidate. In accordance with the company’s corporate governance guidelines approved by the board of directors, nominees are reviewed and recommended based on a variety of criteria including:

•	personal qualities and characteristics, education, background, accomplishments and reputation in the business community;

•	current knowledge of the energy industry or industries relevant to the company’s business and relationships with individuals or organizations affecting the domestic and international areas in which the company does business;

•	ability and willingness to commit adequate time to board and committee matters;

•	the fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of the company;

•	diversity of viewpoints, background and experience; and

•	compatibility with independence and other qualifications established by applicable law and rules.

The committee meets to recommend nominees for election at each annual meeting early in the year, generally at a February meeting. From time to time throughout the year, in advance of that meeting, members of the committee will be furnished appropriate materials regarding any new nominees and may from time to time meet with new potential candidates. Stockholder suggestions should be submitted no later than December 1 for consideration as nominees for election at the next annual meeting and otherwise in accordance with the company’s policy and by-laws. The committee follows the same process of identifying and evaluating nominees recommended by stockholders as that for candidates recommended by any other source.

Each of the nominees for election at the 2009 annual meeting was initially recommended either by the non-management directors on the corporate governance and nominating committee (or its predecessor committee) or the chief executive officer. The committee currently does not retain a search firm to identify potential candidates and has not paid fees to any third parties to assist in identifying or evaluating potential nominees.

Audit Committee

The audit committee of the board of directors is composed of Robert N. Wilson, Chairman, Edith E. Holiday, Craig G. Matthews, Risa Lavizzo-Mourey, John H. Mullin and Frank A. Olson. The board has determined that each member of the audit committee is independent within the meaning of applicable rules of the Securities and Exchange Commission and the New York Stock Exchange. The board has also determined that Craig G. Matthews is the “audit committee financial expert” as this term is defined under applicable rules of the Securities and Exchange Commission. The audit committee met six times in 2008. In addition, the audit committee held four reviews of quarterly financial results with management and independent registered public accountants.

The board of directors has adopted a written charter for the audit committee in accordance with applicable rules of the New York Stock Exchange and the Securities and Exchange Commission. A current copy of the charter is available on the company’s website at www.hess.com and without charge upon request to the company’s corporate secretary at its principal executive office set forth on the first page of the proxy statement. As stated in the charter, the audit committee’s principal responsibility is to provide assistance to the board of directors in fulfilling its oversight responsibility to the shareholders, the investment community and others relating to:

•	the company’s financial statements,

•	the financial reporting practices of the company,

•	the systems of internal accounting and financial controls,

•	the internal audit function,

•	the annual independent audit of the company’s financial statements,

•	the retention of outside auditors and review of their independence,

•	the review of enterprise risk and risk controls, and

•	the company’s environmental, health, safety and social responsibility programs and compliance.

Report of the Audit Committee

The audit committee of the board of directors oversees the company’s financial reporting on behalf of the board. Management is responsible for the system of internal controls and for preparing financial statements. The independent registered public accountants are responsible for expressing an opinion on the fair presentation of the financial statements in conformity with generally accepted accounting principles. The audit committee operates in accordance with a charter approved by the board of directors.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements of the company for the year ended December 31, 2008 with management and the independent registered public accountants. Management represented to the committee that these statements were prepared in accordance with generally accepted accounting principles. The audit committee also discussed accounting policies, significant judgements inherent in the financial statements, disclosures and other matters required by generally accepted auditing standards with management and the independent registered public accountants. In addition, the committee has received from the independent registered public accountants the annual independence disclosures and letter pursuant to Rule 3526 of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the audit committee concerning independence and discussed with them their independence from management and the company. In that connection, the audit committee considered the compatibility of all non-audit services with the auditors’ independence.

During 2008, the audit committee met with management, the independent registered public accountants and the internal auditors to discuss:

•	the annual audit scope and plans for their respective audits,

•	the adequacy of staffing and related fees,

•	the results of their examinations,

•	the adequacy and effectiveness of internal controls over financial reporting and disclosure controls and procedures,

•	issues raised on the company’s hotline reporting system, and

•	all other applicable matters required to be considered by Statement on Auditing Standards Nos. 112 and 114.

The audit committee also met separately with the independent registered public accountants and the internal auditors without management present.

In reliance on the reviews and discussions with management and the independent registered public accountants, the audit committee recommended to the board of directors, and the board approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission. The audit committee has also selected Ernst & Young LLP as independent registered public accountants for 2009. The board has proposed that the stockholders ratify this selection at the annual meeting.

Robert N. Wilson, Chairman
Edith E. Holiday
Risa Lavizzo-Mourey
Craig G. Matthews
John H. Mullin
Frank A. Olson

Executive Compensation and Other Information

Compensation Discussion and Analysis

Total Compensation Objectives and Policies

The compensation and management development committee of the board of directors approves and oversees our executive compensation programs. The objective of our executive compensation programs is to attract and retain executives and motivate them to achieve our business goals through a combination of cash and stock-based compensation. We attempt to reinforce the link between pay and performance by putting a portion of executive compensation at risk, so that executives are rewarded if corporate, business unit and individual performance goals are achieved. Moreover, the committee believes that a significant portion of compensation should be related to our common stock in order to align senior management interests more closely with those of our stockholders and to provide incentives to work for the long-term profitable growth of the company. The principal elements of an executive’s total compensation consist of:

•	cash salary,

•	annual cash bonus, and

•	long-term equity compensation, consisting of stock options and restricted stock awards.

However, we also review other elements of compensation, including retirement benefits, life insurance, savings, health and welfare plans and other benefits offered to employees generally in order to evaluate the entire compensation package offered to executives.

Processes and Procedures for Determining Compensation and Role of Compensation Consultants

The compensation and management development committee has exclusive authority for approving the compensation of the chief executive officer and the other named executive officers. The human resources department, acting under the supervision of the chief executive officer, develops compensation recommendations for all officers and employees, including the named executive officers, in accordance with the compensation objectives and policies more fully described elsewhere in this compensation discussion and analysis.

To assist its review of the compensation recommendations, the committee has engaged the firm of Towers Perrin as compensation consultant. In this capacity, Towers Perrin reports exclusively to the compensation and management development committee, which has sole authority to engage, dismiss and approve the terms of engagement of the consultant. In late 2007, the company engaged International Survey Research, an affiliate of Towers Perrin, to develop a customized worldwide employee survey that was implemented and completed in 2008.

Although the consultant interacts with senior executives in our human resources department and with senior management in developing compensation recommendations, the consultant meets privately with the committee in advising on compensation levels for the chief executive officer and the other named executive officers. Final decisions on compensation for these individuals are made solely by the committee.

The compensation consultant’s principal responsibility is to advise the compensation and management development committee on compensation recommendations for the named executive officers, as well as on general matters relating to executive compensation strategy and programs. The compensation consultant also compiles and assists in analyzing survey data from comparative groups used for analysis of competitive compensation levels.

The compensation recommendations are reviewed annually by the compensation and management development committee, usually at its February meeting. The chief executive officer meets with the compensation and management development committee and the compensation consultant to review compensation recommendations for executive officers directly reporting to him, including the other named executive officers. Thereafter, the compensation and management development committee meets privately with the compensation consultant to review the compensation recommendations. The compensation and management development committee then determines the chief executive officer’s and other executive officers’ compensation based on the advice of the compensation consultant in accordance with the compensation objectives and policies described below.

In accordance with its charter, the corporate governance and nominating committee periodically reviews and determines appropriate levels of compensation for directors. To assist in conducting this review and making these determinations, this committee has engaged a consultant, Mercer Human Resources Consulting, to compile comparative data and make recommendations. The corporate governance and nominating committee last reviewed director compensation in September 2006.

Total Compensation Methodology and Comparator Group

In order to ensure that our compensation and benefit programs are competitive within our industry, the committee reviews data from a comparative group of companies. In 2008, for the named executive officers, comparative data was collected by the compensation consultant from the following group of oil and gas companies:

• Anadarko Petroleum Corporation	• Marathon Oil Corporation
• Apache Corporation	• Murphy Oil Corporation
• Ashland Inc.	• Occidental Petroleum Corporation
• BP plc	• Shell Oil Corporation
• Chevron Corporation	• Sunoco Inc.
• ConocoPhillips	• Tesoro Petroleum Corporation
• Devon Energy Corporation	• The Williams Companies, Inc.
• Exxon Mobil Corporation	• Valero Energy Corporation

Total Direct Compensation

Generally, our objective is to deliver top-tier total direct compensation, consisting of cash salary, cash bonus and long-term equity compensation, if specified corporate and business unit performance metrics and individual performance objectives are met. We consider top-tier total direct compensation to be total direct compensation for an executive officer that is higher than that paid to executive officers performing similar functions at a majority of our peer companies. We choose to pay this level of compensation in order to remain competitive in attracting and retaining talented executives. Many of our competitors are significantly larger and have financial resources greater than our own. The competition for experienced, technically proficient executive talent in the oil and gas industry is acute, as companies seek to draw from a limited pool of such executives to explore for and develop hydrocarbons that increasingly are in more remote areas and are technologically more difficult to access. We believe that it is necessary to pay at this level to attract talented professionals who might otherwise believe that they are not sufficiently rewarded for the risk of relocating from a larger to a smaller competitor in the oil and gas industry. Variations in total direct compensation among the named executive officers reflect differences in competitive pay for their positions as well as the size and complexity of the business units or functions they oversee, the performance of those business units or functions and individual performance.

We structure total direct compensation to the named executive officers so that most of this compensation is delivered in the form of equity awards in order to provide incentives to work toward long-term profitable growth that will enhance stockholder returns. We also structure their cash compensation so that a significant portion is at risk under the cash bonus plan, payable based on corporate, business unit and individual performance. We believe that the mix and structure of compensation strikes a balance to promote long-term returns without motivating or rewarding excessive risk taking. In the following sections, we further detail each component of total direct compensation.

Cash Compensation—Salary

In determining base salary level for executive officers, the committee considers the following qualitative and quantitative factors:

•	job level and responsibilities,

•	relevant experience,

•	individual performance,

•	recent corporate and business unit performance, and

•	our objective of paying top-tier total direct compensation if performance metrics are met.

We review base salaries annually, but we do not necessarily award salary increases each year. From time to time base salaries may be adjusted other than as a result of an annual review, in order to address competitive pressures or in connection with a promotion.

2008 Base Salary Increases. In February 2008 the committee approved cash salary increases averaging 5.8% for our executive officers. The salary increases for each of the named executive officers were as follows: Mr. Hess, 11%; Mr. O’Connor, 13%; Mr. Walker, 6%; Mr. Collins, 3%; and Mr. Rielly, 6%. These increases were approved in view of the company’s improved financial and operational performance and these officers’ individual performance in 2007. In response to the decline in crude oil and natural gas prices in late 2008, the committee did not grant salary increases to the named executive officers and other executive officers for 2009.

Cash Compensation—Cash Bonus Plan

Elements of Cash Bonus Plan. The annual cash bonus plan for executive officers has both quantitative and qualitative elements. We establish a target bonus for each executive officer based on his or her job level and responsibility and competitive levels for similar positions. For executive officers, including the named executive officers:

•	one-third of the target bonus is based on the attainment of a specified target level of a corporate performance measure, which for 2008 was net income before after-tax interest expense and items affecting the comparability of income between periods,

•	one-third is based on attainment of specified business unit metrics, and

•	one-third is based on individual performance and other qualitative factors.

We developed these weightings to link two-thirds of the bonus to quantifiable performance measures but also to permit discretion to recognize individual performance. Payouts may range from 0% to 150% for each component of the target bonus, depending upon the percent of attainment of the corporate and business unit performance measures and, with respect to the individual performance component, the committee’s determination of an appropriate amount. In determining the individual performance component, the committee may also take into consideration the desired level of total direct compensation for a particular executive officer.

Determination of Metrics. Business unit metrics vary from exploration and production and marketing and refining and also vary among units within each division. Business unit metrics for exploration and production executives may include, for example, reserve additions, production growth, controllable cost and safety. Metrics for marketing and refining executives may include, for example, income, controllable expense, margins and safety. The specific targeted levels of corporate and business unit performance that are to be attained are established with the intention of motivating continued improved performance in an effort to attain first quartile performance compared to our peers. For the years 2004 through 2008, attainment of maximum payout on the business unit metrics for exploration and production and marketing and refining on average was never achieved. Attainment of target payout on business unit metrics for marketing and refining was not achieved in three of those years, and in 2008 payout on exploration and production metrics was at target.

Assessment of Individual Performance. We assess individual performance on a discretionary basis in view of specific performance objectives developed for each executive at the beginning of each year. Each executive’s manager, in consultation with the executive, develops a set of strategic, financial and operational objectives that the executive will attempt to achieve during that year. At the end of the year, the manager reviews with the executive the extent to which each of these objectives was attained. The chief executive officer conducts these performance reviews for the other named executive officers and makes compensation recommendations to the committee based on these reviews. The committee then reviews the chief executive officer’s attainment of his performance objectives. Attainment of an executive’s performance objectives influences not only the individual performance component of his or her annual cash bonus, but also the levels of long-term equity compensation and base salary.

2008 Cash Bonus Plan Payouts. Payouts to the named executive officers for corporate and business unit performance are shown in column (g), and payouts for individual performance are shown in column (d), of the Summary Compensation Table. In 2008, the company attained maximum payout on the corporate performance goal. The amount of the corporate goal attained in 2008 was $2,553,000,000, which is determined as follows:

	2008	Source
	(Millions of Dollars)

Net Income	$2,360	Page 46 of 2008 Form 10-K
Items of expense affecting comparability between periods	26	Page 21 of 2008 Form 10-K, second table
Plus: After-Tax Interest Expense	167	Page 28 of 2008 Form 10-K, first table

2008 Corporate Performance Goal	$2,553

Payouts for the business unit component of the 2008 cash bonus were determined as explained below.

John J. O’Connor.  Business unit metrics for exploration and production for 2008 included approximately 10 financial and operational metrics. Although no single business unit metric was material to Mr. O’Connor’s 2008 cash bonus, certain metrics that affected exploration and production business unit performance in 2008 were reserve additions, exploration prospectivity additions, production growth, workplace safety and operating cost and capital expenditure control. We significantly increased our proved reserves, as reflected in our replacing 171% of production in 2008, and added new exploration prospects in the Gulf of Mexico and Indonesia. Performance on these and other metrics resulted in payout on the business unit component of Mr. O’Connor’s 2008 bonus that was at target.

F. Borden Walker.  Business unit metrics for marketing and refining included approximately 20 financial and operating metrics. Although no single business unit metric was material to Mr. Walker’s 2008 cash bonus, certain metrics that affected marketing and refining business unit performance in 2008 were marketing income, controllable expense, and safety. Record marketing earnings were achieved despite deteriorating economic conditions. However, lower margins continued to prevail in the refining industry. As a result of performance on these and other metrics, payout on the business unit component of Mr. Walker’s 2008 bonus was at target.

John B. Hess, J. Barclay Collins and John P. Rielly.  The business unit component of the cash bonus for corporate staff, including Messrs. Hess, Collins and Rielly, is determined as a composite of business unit performance across the exploration and production and marketing and refining business units. This resulted in a business unit component payout for these named executive officers that was slightly below target for 2008.

As explained above, we assess individual performance on a discretionary basis in view of performance objectives developed for each named executive officer at the beginning of each year. Certain objectives in 2008 were common to each of these officers, such as developing succession plans for themselves as well as senior staff within their organizations and overseeing performance evaluation and recruiting and talent management and development programs within their organizations. The committee took note of the considerable progress made in 2008 in these areas, reflected in the finding of replacements for certain key management positions, including the head of worldwide exploration and production and the general counsel, and the successful recruitment of about 400 professionals. In addition, in assessing individual performance of the named executive officers, the committee considered the achievements described below. However, the Committee also considered certain other principally external factors that negatively affected performance, such as lower crude oil and natural gas prices as a result of the global economic downturn, which adversely affected results of operations and shareholder returns in the latter half of 2008, lower than expected refining margins, technical drilling challenges and poorer than expected operational performance by contractors and other third parties in exploration and production. These factors, principally the lower crude oil and natural gas prices currently prevailing in the industry, negatively affected the discretionary component of the 2008 cash bonus plan. This discretionary component, as shown in column (d) of the summary compensation table, was lower for each of the named executive officers in 2008 than that in 2007.

John Hess.  Mr. Hess’ key objectives for 2008 were to lead the continued execution of the company’s strategy for long-term profitable growth to increase shareholder value, to pursue strategic business initiatives that create optionality for future growth, to ensure organizational capability through talent and performance management and management succession processes, and to foster and enhance the company’s relationships with its stakeholders, including investors, national oil companies, business partners, employees and countries and communities in which we operate. In 2008, under Mr. Hess’ leadership, the company:

•	achieved record earnings of $2.36 billion,

•	furthered its goal of building a global franchise in exploration and production with world class technical expertise and a portfolio of assets that is balanced geographically between the United States, Europe, Africa and Asia,

•	underscored its commitment to making a long-lasting positive impact on the communities in which it operates by increasing contributions to support health, education and community development from $16.4 million in 2007 to $21 million in 2008, including $3 million for hurricane relief in Houston, and making substantial progress to improve primary education in Equatorial Guinea,

•	explored initiatives in liquified natural gas and fuel cell technology in an effort to develop alternative energy sources, and

•	ensured continuity in execution of its strategies by indentifying and hiring two new executives as part of the leadership team, one to head worldwide exploration and production operations and the other to lead the Company’s legal functions.

John O’Connor.  Mr. O’Connor’s key objectives for 2008 were to lead the execution of the exploration and production business strategy to profitably grow reserves and production on a sustainable basis and promote operational efficiency through continued business process improvements. In 2008 the company:

•	achieved proved reserve growth of 8%, which marked the sixth consecutive year of increases in the company’s reserve life,

•	achieved production growth of 1%,

•	advanced four significant field developments that will add to future production growth,

•	executed a successful exploration program that resulted in discoveries in Australia, Libya and Egypt and acquired attractive exploration acreage in the Gulf of Mexico and Indonesia, and

•	structured and staffed an exploration and production technology organization with highly talented industry practitioners.

F. Borden Walker.  Mr. Walker’s key objectives for 2008 were to lead the execution of the marketing and refining business strategy to generate earnings and free cash flow and drive operational improvements. In 2008 the company:

•	achieved strong volume and gross margin growth in its energy marketing business,

•	improved fuel margins and made substantial cost reductions in retail marketing,

•	generated a record $240 million in marketing earnings despite deteriorating economic conditions,

•	progressed initiatives to improve reliability and reduce costs in refining,

•	made significant improvement in marketing and refining’s safety record, and

•	put in place an advanced business leader development program.

John Rielly.  Mr. Rielly’s key objectives for 2008 were to oversee the company’s accounting, financial, tax, risk management and information systems functions to improve the company’s financial strength, create greater visibility for senior management to assess financial issues and risks, and to safeguard and enhance the company’s system of internal controls. In 2008 the company:

•	increased its financial strength by reducing its debt to capitalization ratio from 28.9% at year-end 2007 to 24.3% at year-end 2008,

•	obtained an upgrade to its investment grade rating from a major credit rating agency, and

•	furthered its tradition of strong internal controls through initial implementation of a tax business process improvement project to standardize and integrate the company’s global tax processes.

J. B. Collins.  Mr. Collins’ key objectives for 2008 were to provide continued leadership of the company’s legal and compliance functions and to further the company’s environment, health, safety and social responsibility programs. In 2008 the company:

•	continued its improvement in environmental, health and safety performance, achieving its best performance to date in employee safety,

•	progressed its program to improve primary education in Equatorial Guinea, with 40 model schools refurbished and equipped and 1,200 teachers having completed their first two years of training, and

•	increased engagement with government stakeholders through a focused government relations program.

Long-Term Compensation

General Objectives. Long-term compensation is a major portion of an executive officer’s total compensation package and is an important incentive and retention tool. The committee has authority to grant a variety of stock-based compensation under the long-term incentive plan, last approved by stockholders in 2008. Awards to executive officers under the plan have consisted of restricted stock and stock options. We believe the combination of these two types of stock awards gives executives considerable incentive to maximize long-term financial growth for stockholders and helps retain individuals necessary for future growth and profitability.

Timing of Awards. We have adopted a policy generally to make long-term equity compensation awards annually, at the committee’s regular February meeting. We believe this is the appropriate time to make awards and set prices for options, because it is soon after the date in late January when we publicly disclose our earnings for the prior fiscal year and other material information. However, the committee retains discretion to vary the timing of awards as it deems appropriate. For example, the committee did not make awards of long-term equity compensation for 2003, following a year in which the company had a net loss, and did not make further awards until June 2004, after stockholders approved an increase in the number of shares authorized for award under the long-term incentive plan. Awards of restricted stock and payout of cash bonuses to the named executive officers are made in early March after our financial statements have been audited by our independent public accountants, as required by our performance incentive plan for senior officers approved by stockholders in 2006 to permit deductibility of these compensation expenses under Section 162(m) of the Internal Revenue Code. Awards of options and restricted stock to newly-hired employees and special merit awards to existing employees are made on the date of the next regularly scheduled board meeting following commencement of employment or the date management recommends a special award. Prior to the adoption of our current policy, awards to newly-hired employees were granted by the committee on the date they commenced employment. Option exercise prices have not been set on any date other than the date of grant. The committee has never opportunistically selected grant dates to achieve more favorable option exercise prices, nor have options ever been repriced to increase the value of an award.

Terms of Awards. Restricted stock awards generally vest in three years from the date of grant and options vest pro-rata over a three-year period and remain exercisable until 10 years after the date of grant. We believe these vesting periods promote retention and are consistent with market practices. The exercise price of an option is set at the closing market price on the date of grant, and the option may not be repriced or adjusted, except to reflect customary anti-dilution adjustments, such as for a stock split or stock dividend.

Shares of restricted stock are issued and outstanding from the date of grant, but are held in escrow until the vesting date. Restricted shares are therefore entitled to dividends if and when paid on shares of common stock generally. Dividends accrued on shares of restricted stock, together with interest on these dividends at short-term market rates, are paid upon vesting. For accounting purposes, in accordance with Statement of Financial Accounting Standards No. 123R, the expense associated with a restricted stock award is the fair value of the award on the date of grant and this expense is amortized over the vesting period. Expense associated with a stock option award is the grant date fair value determined using a Black-Scholes valuation model, and this expense is also amortized over its vesting period, also in accordance with this standard.

Value of Awards. We structure long-term compensation awards to deliver value through a mix of restricted stock and stock options, based on grant date valuations. We believe this approach balances the goals of retention and motivating performance and also reflects our desired level of annual share utilization. Annual grant levels depend on the company’s performance as well as comparative market data. As with cash compensation, we aim to provide long-term awards such that together with cash compensation, total direct compensation is generally valued to deliver top-tier compensation if specified performance criteria and individual performance objectives are met. The committee bases individual award levels on comparative market data for the executive’s position, award levels of comparably-situated executives, and an assessment of individual potential and performance. In making awards to any individual the committee does not consider his or her gains made, or failure to achieve gains, on prior restricted stock or option awards.

2008 Awards. In February and March 2008, the committee granted stock options and restricted stock in an aggregate amount of approximately 3.6 million shares. Since these awards, including those shown for the named executive officers in the Summary Compensation Table, were made in early 2008, they reflect 2007, not 2008, performance. The restricted stock awards to the named executive officers and other executive officers in 2008 included both an annual grant in an amount consistent with its target for long term compensation and a special one-time grant equal to the portion of the annual grant. The special one-time restricted stock grant has the same terms and conditions as the annual grant. Therefore, the total value of the restricted stock award for each of these officers exceeded the level that the company normally targets to deliver as long-term compensation. However, the committee believed these one time awards were warranted as special recognition for the company’s significantly improved financial and operating performance in 2007, noting in particular that in 2007 the company:

•	outperformed all companies in the AMEX Oil Index in five-year total shareholder return,

•	achieved earnings of $1.8 billion, at that time the second highest in the company history,

•	achieved proved reserve growth and production growth of 7% and 5%, respectively,

•	completed three new company-operated developments, and

•	significantly expanded its portfolio of high-impact exploration prospects.

2008 Total Direct Compensation Mix

The mix of compensation for the named executive officers in 2008 was consistent with our goal of structuring total direct compensation so that most is delivered in the form of long term equity awards and so that a significant portion of cash compensation is at risk.

The graphs below illustrate the portions of total direct compensation of each of the named executive officers paid as salary and annual cash incentive for 2008 as shown in the Summary Compensation Table and long-term equity incentive compensation for 2008 as shown in the Grants of Plan-Based Awards Table. The portion of total direct compensation paid as long-term equity compensation in 2008 was higher than that in 2007 principally because of the special grant of restricted stock in March 2008 as discussed above under “Long Term Compensation — 2008 Awards.”

Other Benefits

We have adopted certain broad-based employee benefits plans in which executive officers are permitted to participate on the same terms as other eligible employees of the company, subject to applicable limits imposed on contributions and benefits under applicable law. We believe it is necessary to maintain these plans to remain competitive with the overall compensation packages offered by other companies in the oil and gas industry. Our objective is that the value of these benefits approximates the middle tier of that offered by other oil and gas companies. We consider the value of benefits to an employee of the company to be in the middle tier if the value approximates that of employees in comparable positions at a majority of our peer companies. In addition to group life insurance and health and welfare plans, we have a savings plan under which participants can elect to invest (subject to contribution limits imposed by law) up to 25% of pre-tax salary in a variety of funds, one of which invests in our common stock, and the company provides matching contributions up to 6% of pre-tax salary for each participant, which are invested at the discretion of the participant.

As explained later in this proxy statement, we have a qualified defined benefit pension plan, and a non-qualified supplemental plan that provides only the benefits that would otherwise be paid to participants under the qualified pension plan but for limitations imposed by the Internal Revenue Code. The committee has granted additional years of credited service under our supplemental pension plan (the restoration plan referred to in the Pension Benefits table) to Messrs. O’Connor, Walker and Rielly as part of the compensation packages necessary to recruit them. The additional years of service are equal to their service with their prior employers and their supplemental benefits are offset by their pension benefits from their prior employers. Mr. O’Connor had 33 years of oil industry experience prior to joining the company, having previously been the head of global exploration and production at Texaco. The committee believed that a seasoned senior executive of Mr. O’Connor’s stature would not have joined the company without the award of credited service and could have been offered a similar award by one of the company’s competitors. Similarly, Messrs. Walker and Rielly had more than 19 and 16.5 years of experience with Mobil Oil Corporation and Ernst & Young, LLP, respectively. Each of these executives had successful careers at their prior employers and would have continued to accrue years of service under the pension plans of their prior employers. Again, the committee believed that awards of credited service were necessary to compensate these executives for the loss of pension benefits and to induce them to join the company.

The company did not provide perquisites or personal benefits valued at $10,000 or more to any named executive officers in 2008. We believe the other elements of compensation are sufficient.

Change in Control Agreements

As explained in greater detail later in this proxy statement, we have change in control agreements with certain executives, including the named executive officers, that provide for a lump sum cash payment equal to a multiple of the executive’s compensation if (1) there is a change of control, as defined in the agreements, and (2) the executive is actually or constructively terminated within 24 months following a change in control, as well as other benefits. In view of continuing consolidation within the oil and gas industry, we believe these agreements are necessary to remain competitive with the overall compensation packages afforded by other companies in the oil and gas industry. We also believe these agreements work to provide security to executives, many of whom would have key roles in effecting or resisting a potential change in control transaction, and motivate them to act in the best long-term interests of all stockholders.

Termination Arrangements

As explained in greater detail later in this proxy statement, the committee believed that in connection with Mr. O’Connor’s retirement from the company on March 31, 2009, it was prudent to enter into an agreement with Mr. O’Connor restricting him from engaging in certain activities that might be harmful to the competitive position of the company. Under the agreement, certain unvested stock options will be permitted to vest on their stated vesting date and together with other outstanding options be permitted to remain exercisable for their stated terms. Also, certain cash payments will be made in 2010 and 2011 to compensate him for unvested shares of restricted stock that will be forfeited upon his termination of employment. In consideration for these arrangements, Mr. O’Connor has agreed not to compete with the company, solicit employees or engage in other activities detrimental to the interests of the company for a period of two years from March 31, 2009 and has further agreed to forfeit or repay any payments by the company under the agreement and gains on exercises of stock options if he violates any of these provisions. Mr. O’Connor also agreed to make himself available from time to time during this two year period to consult with the chief executive officer. Absent this agreement, the committee believes that an executive of Mr. O’Connor’s experience and stature within the industry would have been highly sought as an employee or consultant of or investor in an exploration and production business in competition with the company, particularly in areas where the company currently has high impact exploration prospects. Moreover, the committee believes that the forfeiture and recoupment features of the agreement provide a powerful incentive to adhere to the terms of the agreement.

Management Stock Ownership Guidelines and Hedging Policy

In order to further align the interests of management and stockholders, following approval and recommendation by the committee, the board of directors approved management stock ownership guidelines for corporate officers of the company. The guidelines require that each officer attain a specified level of ownership of shares of the company’s common stock, as set forth below, equal in value to a multiple of the officer’s base salary within five years of the later of the date of adoption of the guidelines and the officer’s first election to his or her office:

•	chief executive officer — five times base salary,

•	executive vice presidents — four times base salary,

•	senior vice presidents — three times base salary, and

•	vice presidents — one times base salary.

The committee has authority to determine the types of stockholdings that will be counted for determining stock ownership and otherwise administer the guidelines. Currently, shares owned outright by an executive and stock held in an executive’s savings plan account are counted for purposes of determining stock ownership levels. Stock options and unvested restricted stock, however, are not counted. Each of these officers has attained, or is making progress in attaining, his or her required level of ownership.

We do not permit executive officers to trade in equity derivative instruments in order to hedge the economic risks of holding the company’s stock. The purpose of these guidelines is to align the interests, including the economic risk of ownership, of management and stockholders. This intent would be undermined if executives were to insulate themselves from economic loss on their stock.

Deductibility of Compensation Expense for Named Executive Officers

Generally, we deduct compensation expense on our federal corporate income tax return. However, Section 162(m) of the Internal Revenue Code disallows deductions by corporations for certain compensation expense to the chief executive officer and the three other most highly paid executive officers, other than the chief executive officer and chief financial officer in excess of $1 million in any year. In 2006, stockholders approved a performance incentive plan for senior officers to permit deductibility of compensation expense for restricted stock and cash bonuses. The plan limits awards of incentive cash compensation and restricted and deferred stock granted in any year to each participant to 1%, and to all participants in the aggregate to 5%, of adjusted net cash flow from operations for the prior year minus a specified amount of not less than $550 million. The plan is not intended to increase award levels beyond those that the committee would otherwise approve consistent with its compensation policies described previously. Participants in the plan include the named executive officers and any other senior officers that the committee may designate. For 2008, the aggregate value of cash bonus and restricted stock awards for each of the named executive officers was substantially less than the maximum amount permitted for each of those individuals. The committee exercised discretion to award aggregate amounts of cash bonus and restricted stock less than that amount for each of the named executive officers consistent with its policies previously explained. The plan does not cover stock options, because they already qualify as performance-based compensation under this section of the code. Cash salary in excess of $1 million to any named executive officer in any year is not deductible. We believe it is important for the committee to retain discretion to pay types and amounts of compensation even if it is not deductible, as it deems appropriate.

Recoupment for Financial Restatement

If the company were required to prepare an accounting restatement due to the material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, the chief executive officer and chief financial officer are required by law to reimburse the company for (i) any bonus or other incentive-based or equity-based compensation received by that person from the company during the 12-month period following the first public issuance or filing of the financial document embodying such financial reporting requirement; and (ii) any profits realized from the sale of securities during that 12-month period. In addition, in the event of any such misconduct by an officer or employee that results in material noncompliance with financial reporting requirements, we reserve the right to take all appropriate action to remedy the misconduct, discipline such officer or employee and prevent its recurrence, including (i) termination of employment of such officer or employee and forfeiture of outstanding equity awards, (ii) commencing an action for breach of fiduciary duty, and/or (iii) seeking reimbursement of any compensation paid in excess of that which would have been paid in the absence of such noncompliance, either by legal action or by offsetting other amounts owed by the company to such officer or employee to the extent permissible.

Conclusion

We believe that our compensation philosophy and programs align our executive officers’ interests with those of the company and shareholders, link compensation to corporate performance and assist in attracting and retaining talented executives. The committee will continue to monitor our programs to ensure that they are consistent with our compensation objectives and policies.

Compensation Committee Report

The compensation and management development committee of the board of directors of the company has reviewed and discussed the compensation discussion and analysis with management, and based on this review and discussion, the compensation and management development committee recommended to the board of directors that the compensation discussion and analysis be included in this proxy statement and incorporated by reference into the 2008 annual report on Form 10-K.

Thomas H. Kean, Chairman
Nicholas F. Brady
Frank A. Olson
Ernst H. von Metzsch
Robert N. Wilson

  Summary of Compensation

The following table sets forth information regarding compensation paid or accrued for the last three fiscal years to the chief executive officer, the chief financial officer and the three other most highly compensated executive officers, for services in all capacities to the company and its subsidiaries.

Summary Compensation Table

								Change in
								Pension
								Value and
							Non-Equity	Nonqualified
							Incentive	Deferred	All
					Stock	Option	Plan	Compensation	Other
Name and		Salary		Bonus(1)	Awards(2)	Awards(3)	Compensation(1)	Earnings(4)	Compensation(5)	Total
Principal Position	Year	$		$	$	$	$	$	$	$
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)

Hess, John B	2008	1,500,000		968,333	6,609,649	4,541,283	2,531,667	4,987,607	13,800	21,152,339
Chairman and Chief Executive	2007	1,350,000		1,224,367	5,469,196	4,506,620	2,475,633	3,575,002	13,500	18,614,318
Officer	2006	1,250,000		1,247,978	4,517,693	3,549,560	2,152,022	2,279,680	13,200	15,010,133

O’Connor, John J	2008	1,350,000		683,333	5,234,143	3,591,948	1,666,667	4,166,806	13,800	16,706,697
Executive Vice President & President,	2007	1,200,000		811,517	3,954,964	3,465,778	1,638,483	3,436,718	13,500	14,520,960
Worldwide Exploration and Production	2006	1,100,000		812,969	3,525,403	2,647,020	1,387,031	5,656,082	13,200	15,141,705

Walker, F. Borden	2008	900,000		125,000	1,972,789	1,363,211	625,000	1,273,897	13,800	6,273,697
Executive Vice President & President,	2007	850,000		233,000	1,809,296	1,426,764	567,000	1,035,745	13,500	5,935,305
Marketing &Refining	2006	800,000		255,446	1,572,687	1,187,212	469,554	1,198,538	13,200	5,496,637

Collins, J. Barclay	2008	800,000	(6)	173,750	2,383,440	1,499,125	551,250	526,192	13,800	5,947,557
Executive Vice President &	2007	775,000	(7)	220,117	1,762,998	1,381,142	554,883	381,615	13,500	5,089,255
General Counsel	2006	750,000	(8)	251,847	1,511,400	1,126,626	498,153	158,200	13,200	4,309,426

Rielly, John P	2008	700,000		77,916	1,519,756	1,030,736	347,084	481,761	13,800	4,171,053
Senior Vice President & Chief	2007	660,000		129,875	1,095,334	995,298	320,125	251,901	13,500	3,466,033
Financial Officer	2006	625,000		140,960	936,132	796,510	259,040	339,781	13,200	3,110,623

(1)	The amounts shown in column (d) represent the discretionary component of the cash bonuses, and the amounts shown in column (g) represent the components of the cash bonuses relating to the attainment of corporate and business unit performance metrics, paid to the named executive officers under our cash bonus plan, as discussed more fully in Compensation Discussion and Analysis.

(2)	Consists of compensation costs recognized in 2008, 2007 and 2006 for restricted stock awards granted in 2008, 2007 and 2006 and prior years in accordance with Statement of Financial Accounting Standards No. 123R. A discussion of the valuation assumptions is in Note 8, Share-Based Compensation, to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008.

(3)	Consists of compensation costs recognized in 2008, 2007 and 2006 for stock options granted in 2008, 2007 and 2006 and prior years in accordance with Statement of Financial Accounting Standards No. 123R. A discussion of the valuation assumptions is in Note 8, Share-Based Compensation, to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008.

(4)	Consists of aggregate change in 2008 in actuarial present value of the accumulated benefits of the named executive officers under the company’s pension plans.

(5)	Consists of matching contributions by the company credited to the named executive officers under the company’s employees’ savings plan.

(6)	Of this amount $40,000 was deferred under our deferred compensation plan as reported in the Nonqualified Deferred Compensation table on page 28.

(7)	Of this amount $77,500 was deferred under our deferred compensation plan.

(8)	Of this amount $72,115 was deferred under our deferred compensation plan.

Grants of Plan-Based Awards

On February 6, 2008, the compensation and management development committee approved awards of non-qualified stock options and established target bonuses and on March 5, 2008 approved awards of restricted stock to the named executive officers. The following table sets forth information concerning possible payouts under the annual cash bonus plan for 2008 and individual grants of stock options and restricted stock made under the incentive plan for the last fiscal year to each of the named executive officers:

Grants of Plan-Based Awards

								Grant
					All Other	All Other		Date
					Stock Awards:	Option Awards:		Fair
		Estimated Possible Payouts			Number of	Number of	Exercise or	Value of
		Under Non-Equity Incentive			Shares of	Securities	Base Price of	Stock
		Plan Awards(1)			Stock or	Underlying	Option	and
		Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Grant Date	($)	($)	($)	(#)	(#)	($/Sh)	Awards ($)(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Hess, John B.	06-Feb-08					186,000	81.85	4,421,220
	05-Mar-08				124,000			11,911,440
	06-Feb-08	1,033,333	2,066,667	3,100,000
O’Connor, John J.	06-Feb-08					150,000	81.85	3,565,500
	05-Mar-08				100,000			9,606,000
	06-Feb-08	666,667	1,333,333	2,000,000
Walker, F. Borden	06-Feb-08					54,000	81.85	1,283,580
	05-Mar-08				36,000			3,458,160
	06-Feb-08	250,000	500,000	750,000
Collins, J. Barclay	06-Feb-08					45,000	81.85	1,069,650
	05-Mar-08				30,000			2,881,800
	06-Feb-08	225,000	450,000	675,000
Rielly, John P.	06-Feb-08					45,000	81.85	1,069,650
	05-Mar-08				30,000			2,881,800
	06-Feb-08	141,667	283,333	425,000

(1)	The amount shown in columns (c), (d) and (e) above represent the threshold, target and maximum payouts for the components of the 2008 cash bonuses relating to the attainment of corporate and business unit performance metrics. The actual amounts paid for 2008 relating to these components is shown in column (g) of the Summary Compensation Table.

(2)	The grant date fair values for option awards shown in the above table have been determined using the Black-Scholes option pricing model. This model, like all pricing models, requires assumptions, and therefore the amounts shown should not necessarily be considered indicative of the present value of the amounts that may actually be realized. The following assumptions were made for purposes of this valuation: expected holding period of five years for each option; stock price volatility of 29.3%; risk-free interest rate of 2.67%; and dividend yield of 0.49%. The grant date fair value of restricted stock awards is determined by multiplying the number of shares of stock awarded as shown in column (f) by the closing price of the company’s common stock on the date of grant.

We have no employment agreements with our named executive officers other than agreements relating to credited service discussed under “Pension Benefits” and change of control agreements discussed under “Potential Payments upon Termination or Change in Control.”

The stock options shown in the “All Other Option Awards” column of the “Grants of Plan-Based Awards” table vest in three equal installments on the first, second and third anniversaries of the grant date, except that options may become exercisable earlier in full in cases of death, disability, normal retirement or change in control. At the discretion of the compensation and management development committee, upon early retirement of an awardee, options not then exercisable may become exercisable in proportion to the calendar days elapsed in the vesting period up to the early retirement date. The options remain exercisable until the tenth anniversary of the date of grant, except in cases of termination of employment for reasons other than death, disability or normal retirement, in which case options remain exercisable only for specified periods. If a grantee’s employment terminates (other than by reason of death, disability or retirement) before these options become exercisable, they will be forfeited. The shares of restricted stock shown in the “All Other Stock Awards” column of the Grants of Plan-Based Awards table vest on the third anniversary of the grant date, except that they may vest earlier upon retirement, death, disability or a change in control (with proportional vesting of restricted stock in the case of early retirement at the discretion of the committee) and dividends on the shares are accrued and held in escrow until the vesting date, at which time they are paid with interest at short-term market rates (the dividends are forfeited if the shares of restricted stock are forfeited).

Non-equity incentive plan awards are discussed in the “Compensation Discussion and Analysis” under the heading “Cash Compensation — Cash Bonus Plan.”

Outstanding Equity Awards at Fiscal Year-End

The following table shows outstanding equity awards held by the named executive officers at the end of the last fiscal year. The market value of shares of unvested restricted stock shown in column (g) is determined by multiplying the number of shares shown in column (f) by the closing price of the company’s common stock at the end of the last fiscal year.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
							Market
	Number of	Number of				Number of	Value of
	Securities	Securities				Shares or	Shares or
	Underlying	Underlying				Units of	Units of
	Unexercised	Unexercised		Option		Stock that	Stock that
	Options	Options		Exercise	Option	have not	have not
	(#)	(#)		Price	Expiration	Vested	Vested
Name	Exercisable	Unexercisable		($)	Date	(#)	($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)

Hess, John B.	342,000	—		29.96	02-Feb-15	305,000 (4)	16,360,200
	192,000	96,000	(1)	49.55	01-Feb-16
	85,000	170,000	(2)	53.20	07-Feb-17
	—	186,000	(3)	81.85	06-Feb-18
O’Connor, John J.	144,000	72,000	(1)	49.55	01-Feb-16	242,000 (5)	12,980,880
	70,000	140,000	(2)	53.20	07-Feb-17
	—	150,000	(3)	81.85	06-Feb-18
Walker, F. Borden	75,000	—		24.14	02-Jun-14	91,000 (6)	4,881,240
	112,500	—		29.96	02-Feb-15
	60,000	30,000	(1)	49.55	01-Feb-16
	25,000	50,000	(2)	53.20	07-Feb-17
	—	54,000	(3)	81.85	06-Feb-18
Collins, J. Barclay	205,000	—		19.43	07-Nov-11	81,000 (7)	4,344,840
	135,000	—		24.14	02-Jun-14
	108,000	—		29.96	02-Feb-15
	54,000	27,000	(1)	49.55	01-Feb-16
	24,000	48,000	(2)	53.20	07-Feb-17
	—	45,000	(3)	81.85	06-Feb-18
Rielly, John P.	72,000	—		29.96	02-Feb-15	70,000 (8)	3,754,800
	42,000	21,000	(1)	49.55	01-Feb-16
	19,000	38,000	(2)	53.20	07-Feb-17
	—	45,000	(3)	81.85	06-Feb-18

(1)	Options become vested and exercisable February 1, 2009.

(2)	Options become vested and exercisable in 2 equal installments on February 7, 2009 and February 7, 2010 if the named executive officer continues to be employed.

(3)	Options become vested and exercisable in 3 equal installments on February 6, 2009, February 6, 2010 and February 6, 2011 if the named executive officer continues to be employed.

(4)	Shares of restricted stock vest provided the named executive officer continues to be employed as follows: 96,000 on February 1, 2009, 85,000 on February 7, 2010 and 124,000 on March 5, 2011.

(5)	Shares of restricted stock vest provided the named executive officer continues to be employed as follows: 72,000 on February 1, 2009, 70,000 on February 7, 2010 and 100,000 on March 5, 2011.

(6)	Shares of restricted stock vest provided the named executive officer continues to be employed as follows: 30,000 on February 1, 2009, 25,000 on February 7, 2010 and 36,000 on March 5, 2011.

(7)	Shares of restricted stock vest provided the named executive officer continues to be employed as follows: 27,000 on February 1, 2009, 24,000 on February 7, 2010 and 30,000 on March 5, 2011.

(8)	Shares of restricted stock vest provided the named executive officer continues to be employed as follows: 21,000 on February 1, 2009, 19,000 on February 7, 2010 and 30,000 on March 5, 2011.

The following table sets forth information as to the named executives regarding the exercise of stock options and the vesting of restricted stock under the incentive plan during the last fiscal year:

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Hess, John B.	1,485,000	112,915,553	414,000	36,649,980
O’Connor, John J.	252,000	24,555,319	234,000	20,810,880
Walker, F. Borden	250,000	21,087,336	157,500	13,914,225
Collins, J. Barclay	82,500	8,195,499	156,000	13,776,120
Rielly, John P.	60,000	6,070,254	54,000	4,825,080

Pension Benefits

The following table sets forth information as to the named executive officers regarding payments or other benefits at, following or in connection with retirement:

			Present Value of
		Number of Years	Accumulated
		Credited Service	Benefit	Payments During
Name	Plan Name	(#)	($)	Last Fiscal Year
(a)	(b)	(c)	(d)	($)

Hess, John B.	Employees’ Pension Plan	31.58	840,831	—
	Restoration Plan	31.58	26,179,374	—

O’Connor, John J.	Employees’ Pension Plan	7.25	207,014	—
	Restoration Plan	40.25 (1)	26,669,544 (4)	—

Walker, F. Borden	Employees’ Pension Plan	12.50	332,307	—
	Restoration Plan	31.50 (2)	7,821,771	—

Collins, J. Barclay	Employees’ Pension Plan	24.67	825,204	—
	Restoration Plan	24.67	7,008,666	—

Rielly, John P.	Employees’ Pension Plan	7.75	122,291	—
	Restoration Plan	24.25 (3)	2,353,959	—

(1)	Credited years of service include 33 years for service with prior employers. Benefits shown are net amounts offset by amounts due from previous employers. Additional years of credited service result in an increase of $21,375,391 under the restoration plan.

(2)	Credited years of service include 19 years for service with a prior employer. Benefits shown are net amounts offset by amounts due from previous employer. Additional years of credited service result in an increase of $4,723,806 under the restoration plan.

(3)	Credited years of service include 16.5 years for service with a prior employer. Benefits shown are net amounts offset by amounts due from previous employer. Additional years of credited service result in an increase of $1,675,492 under the restoration plan.

(4)	Mr. O’Connor will be retiring from the company on March 31, 2009. The actual lump sum benefit under the restoration plan payable to Mr. O’Connor on October 1, 2009 is $30,716,198. The difference between the restoration plan benefit shown in the above table for Mr. O’Connor is due primarily to the difference between (x) the long-term discount rate assumption used for actuarial purposes in the above table as discussed in Note 10. Retirement Plans to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and (y) the current actual discount rate.

We maintain an employees’ pension plan, a qualified defined benefit plan under the Internal Revenue Code, and a non-qualified supplemental plan, called the pension restoration plan, that provides benefits that would otherwise be payable to participants under the employees’ pension plan but for limitations imposed by the Internal Revenue Code, with certain modifications discussed below. Employees participate after one year of service in the employees’ pension plan and vest in a retirement benefit after five years of service. Annual retirement benefits for a participant at normal retirement age are determined by multiplying 1.6% of the participant’s final average compensation by his or her years of service and are then reduced by an offset for social security benefits. Under the employees’ pension plan, final average compensation is the average of any three years of highest annual compensation (consisting of salary and cash bonus as shown in columns (c), (d) and (g) of the “Summary Compensation Table”) paid to the participant during the 10 years immediately preceding his or her retirement date. Under the restoration plan, final average compensation is the average of any three years of highest annual salary (as shown in column (c) of the Summary Compensation Table) plus the average of any three years of highest cash bonus (as shown in columns (d) and (g) of the Summary Compensation Table) paid to the participant during the 10 years immediately preceding his or her retirement date.

Normal retirement under the plans means retirement at age 65, but a participant retiring from active service is entitled to an unreduced benefit at age 60. A participant may elect early retirement if the participant is at least 55 years old and has 10 years of service. Messrs. Collins and Walker are the only named executive officers currently eligible for early retirement under the employees’ pension plan, and Messrs. Collins, O’Connor and Walker are the only named executive officers eligible for early retirement under the restoration plan. The Company awarded credited service for prior employment under the restoration plan for Messrs. O’Connor, Walker and Rielly for the reasons discussed in “Compensation Discussion and Analysis”. Under both plans, retirement benefits paid upon early retirement from active service at the age of 55 are reduced by 25% of the retirement benefit otherwise payable, with proportionately lower reductions for early retirement between ages 55 and 60. Early retirement reductions are greater if employment terminates prior to age 55. Retirement benefits under the employees’ pension plan are payable as a straight life annuity or in other forms of annuities actuarially equivalent to a straight life annuity. Retirement benefits under the restoration plan are payable as a lump sum 6 months after retirement. A participant’s right to payment under the restoration plan constitutes a general unsecured claim against the company.

The valuation method and material assumptions used in quantifying the present value of the accumulated benefit shown in the table are explained in Note 10. Retirement Plans, to our consolidated financial statements in our annual report on Form 10-K for year ended December 31, 2008. Retirement benefits payable under the restoration plan are offset by retirement benefits payable by their prior employers.

The following table sets forth information concerning payments pursuant to each defined contribution plan or other plan that provides for the deferral of compensation on the basis that it is not tax-qualified:

Nonqualified Deferred Compensation

	Executive	Aggregate	Aggregate
	Contributions in	Earnings in	Balance at
	Last Fiscal Year	Last Fiscal Year	Last Fiscal Year
Name	($)	($)	($)
(a)	(b)	(c)	(d)

Hess, John B.	—	—	—
O’Connor, John J.	—	—	—
Walker, F. Borden	—	—	—
Collins, J. Barclay	40,000(1)	(195,973)	246,341
Rielly, John P.	—	—	—

(1)	This amount is included in the Summary Compensation Table in the salary column.

We maintain a deferred compensation plan for certain highly-paid employees selected by us as eligible to participate under which a participant may elect in advance of any year to defer payment of up to 50% of salary and 100% of cash bonus payable for that year to a date no earlier than three years from the date of election, except that payments may be made earlier in the case of termination, death, disability, retirement or a change of control. Amounts deferred are deemed invested in investment vehicles identical to those offered under our qualified employees’ savings and stock bonus plan as the participant elects, except that the deferred compensation plan does not offer a fund for investing in the company’s stock, and earnings thereon are payable together with the deferred compensation. Payments may be made in a lump sum or in annual installments over a five year period, as the participant elects. The right of any participant to receive a payment constitutes a general unsecured claim against the company.

Potential Payments upon Termination or Change in Control

Termination

In the event any of the named executive officers had terminated employment at the end of the last fiscal year, the officer would be entitled to the officer’s accumulated retirement benefits in accordance with the provisions of our retirement plans as described under “Pension Benefits” on page 27. Retirement benefits under the employees’ pension plan are payable solely in the form of an annuity. Retirement benefits under the restoration plan are payable only in the form of a lump sum.

Mr. Collins would also be entitled to the amount shown in the “Nonqualified Deferred Compensation” table on page 28. In addition, except as otherwise described below for Mr. O’Connor, because Messrs. Collins and Walker were eligible for early retirement under the employees’ pension plan, a pro rata portion of their unvested equity awards would become vested at the discretion of the compensation and management development committee based on the number of calendar days elapsed in the applicable vesting period and they would be entitled to exercise all vested stock options until the option expiration date shown in the “Outstanding Equity Awards at Fiscal Year-End” table on pages 25 and 26.

Except as otherwise described below for Mr. O’Connor, each named executive officer other than Messrs. Collins and Walker would also be entitled to exercise the stock options shown in the “Option Awards — Exercisable” column of the “Outstanding Equity Awards at Fiscal Year-End” table on pages 25 and 26 for a period of 60 days from the date of termination. If any of the named executive officers had terminated employment due to death or disability (i) stock options in the “Option Awards — Unexercisable” column of the “Outstanding Equity Awards at Fiscal Year-End” table would have become fully exercisable, (ii) all stock options in the “Option Awards” columns of that table would remain exercisable until the option expiration date shown in the table, and (iii) all restricted stock awards listed in that table would have become fully vested. See that table for the market value of the unvested shares of restricted stock at the end of the last fiscal year.

In March 2009, in connection with Mr. O’Connor’s retirement from the company on March 31, 2009, the company entered into an agreement with Mr. O’Connor, which was approved by the compensation and management development committee, restricting him from engaging in certain activities that might be harmful to the competitive position of the company. Under the agreement, 170,000 stock options unvested as of March 31, 2009 will be permitted to vest on their stated vesting dates and, together with other outstanding stock options, be permitted to remain exercisable for their stated terms. Also, a cash payment of $5,000,000 will be made in each of February 2010 and March 2011 to compensate him for unvested shares of restricted stock that will be forfeited upon his termination of employment. In consideration for these arrangements, Mr. O’Connor has agreed that until March 31, 2011 he will not: (i) be employed by, serve as a director or manager of, act as a consultant to, or maintain any material ownership interest in, any business that competes with the business of the company or its subsidiaries; (ii) disclose or use any confidential or proprietary information of the company or its subsidiaries; (iii) employ or solicit for employment any employee or consultant of the company or its subsidiaries, or assist any other person in doing so; (iv) interfere with business relationships of the company or its subsidiaries; (v) disparage the company or its subsidiaries or their respective directors, officers or employees; or (vi) otherwise engage in any activity detrimental to the business of the company or its subsidiaries. Mr. O’Connor has also agreed to make himself available until March 31, 2011 to consult from time to time with the chief executive officer of the company. If such provisions are not complied with, the agreement provides that: (a) any cash payments remaining to be paid will be forfeited and any cash payments previously made must be repaid, (b) all vested and unvested stock options will immediately terminate, and (c) any gain realized on exercise of vested and unvested stock options outstanding on March 31, 2009 (less taxes paid) must be repaid to the company. The company believes that this agreement will protect its business from potential competitive harm, particularly in areas where the company currently has high impact exploration prospects, and that the forfeiture and recoupment features of the agreement provide a powerful incentive to adhere to the terms of the agreement.

Change in Control

Equity Awards.  In the event of a change in control of the company, pursuant to the incentive plan, all unexercisable stock options and all nonvested shares of restricted stock awarded to the named executive officers would immediately become fully exercisable and vested. See the “Outstanding Equity Awards at Fiscal Year-End” table on pages 25 and 26 for the number of unexercisable options and unvested shares of restricted stock held by each named executive officer at the end of the last fiscal year. The named executive officers would also be able to exercise the stock options shown in the “Option Awards-Exercisable” column of that table.

For purposes of the incentive plan, “change in control” means (i) acquisition by a person or group of 20% or more of the company’s common stock or voting securities, (ii) a change in majority of the board of directors, (iii) shareholder approval of a reorganization, merger or consolidation in which the owners of the company’s common stock and voting securities immediately prior to the transaction do not own more than 51%, respectively, of the common stock and voting securities of the surviving entity, or (iv) shareholder approval of a liquidation, dissolution or sale of all or substantially all of the company’s assets in which the owners of the company’s common stock and voting securities immediately prior to the transaction do not own more than 51%, respectively, of the common stock and voting securities of the surviving entity.

Severance Payments.  The company has entered into change in control termination benefit agreements with executive officers and certain other officers of the company. These agreements provide for lump sum cash payments equal to a multiple of an executive’s annual compensation if within 24 months following a change in control the employment of the executive is terminated by the executive for good reason or by the company without cause. For these purposes, annual compensation consists of the executive’s base pay at the date of his termination or immediately before the change in control, whichever is higher, plus the greater of his or her target bonus for the year in which the change in control occurs or the highest bonus earned in the three fiscal years preceding the change in control. The multiple of annual compensation received is three times for the named executive officers (other than Mr. Rielly) and two times for Mr. Rielly and all other officers with whom such agreements were made.

In addition, the executive is entitled to receive a pro rata portion of his or her target bonus for the fiscal year in which termination occurs, and continuation of medical, dental and other welfare benefits. The benefits continuation period is 36 months following termination for the named executive officers (other than Mr. Rielly) and 24 months following termination for Mr. Rielly and all other officers with whom such agreements were entered into. The agreements provide for immediate vesting of retirement benefits upon termination, deemed age and service credit in determining retirement benefits for the number of years equal to the severance multiple, and deemed compensation in determining retirement benefits equal to the salary and bonus taken into account in determining the lump sum severance payment. The named executive officers are also entitled to a “gross-up” payment from the company for any “golden parachute” excise tax imposed by the Internal Revenue Code on “excess parachute payments” resulting from a change in control.

Value of Change in Control Payments and Benefits.  Set forth below is the estimated value, assuming that a change in control occurred at the end of the last fiscal year and the employment of each named executive officer terminated on that date under circumstances entitling them to severance payments and benefits under the change in control termination benefit agreements, as well as the value of their unvested equity awards at the end of the last fiscal year.

	Cash					Additional
Named	Severance	Stock	Restricted	Welfare	Outplacement	Pension	Excise Tax
Executive	Payment	Options	Stock	Benefits	Benefits	Benefits	Gross-up	Total
Officer	($)	($)	($)	($)	($)	($)(1)	($)	($)

Hess, John B.	18,700,000	467,440	16,360,200	44,339	30,000	12,714,360	—	48,316,339
O’Connor, John J.	13,400,000	356,080	12,980,880	20,903	30,000	6,048,569	—	32,836,432
Walker, F. Borden	5,850,000	144,700	4,881,240	44,339	30,000	3,949,370	—	14,899,649
Collins, J. Barclay	5,400,000	131,550	4,344,840	33,396	30,000	1,348,561	—	11,288,347
Rielly, John P.	2,725,000	102,610	3,754,800	186	30,000	664,255	—	7,276,851

(1)	Each named executive officer would also be entitled to his accumulated retirement benefits in accordance with the provisions of the employees’ pension plan and pension restoration plan described under “Pension Benefits” on page 27.

The amounts in the table above were calculated: assuming a change in control occurred on December 31, 2008; using the closing price of our common stock on December 31, 2008 (the last trading day of our fiscal year) of $53.64 per share; using the intrinsic value of stock options (i.e., the result of multiplying the number of unvested options by the difference between the December 31, 2008 closing price of our common stock and the exercise price) and for purpose of the golden parachute excise tax (i) assuming each of the named executive officers is subject to the maximum federal and state income tax rates, (ii) using the applicable federal rates for December 2008 to calculate the present values of accelerated payments and (iii) assuming that the five-year period for determining the average total compensation of each named executive officer (i.e., the base amount under the golden parachute rules) ended on December 31, 2007.

The definition of “change in control” under the termination benefits agreements is substantially similar to the definition of change in control in the incentive plan, except that the change in a majority of board of directors must occur within a 24-month period, the applicable event for reorganization, merger or consolidation is consummation rather than shareholder approval, and the exception for reorganization, merger, consolidation, liquidation, dissolution and asset sale is 60% rather than 51%.

For purposes of these agreements, “good reason” is defined as a failure to maintain the executive in the office or position held immediately prior to the change in control (or a substantially equivalent position), the removal of the executive as a director if the executive was a director immediately prior to the change in control, a material adverse change in the nature or scope of the executive’s authorities, responsibilities or duties, a reduction in base salary or target annual bonus, termination of the ability of the executive to participate in the company’s welfare benefit plans or retirement plans as in effect immediately prior to the change in control or a material reduction in the scope or value of those welfare or retirement benefits, a relocation of the executive’s principal work location of more than 30 miles from the executive’s location immediately prior to the change in control, or an increase in the executive’s required business travel of more than 20% (based on days in any calendar quarter or year) than required in any of the three full years immediately prior to the change in control. “Cause” for purposes of these agreements is defined as conviction of a felony, gross and willful misconduct by the executive in performing the executive’s duties, or willful and continued failure of the executive to substantially perform the executive’s duties after written demand.

Director Compensation

The following table shows compensation paid to directors in 2008.

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards(1)	Compensation(2)	Total
Name	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)

Brady, Nicholas F.	124,500	149,957	12,298	286,755
Holiday, Edith E.	127,500	149,957	186	277,643
Kean, Thomas H.	130,500	149,957	12,298	292,755
Lavizzo-Mourey, Risa	118,500	149,957	186	268,643
Matthews, Craig G.	118,500	149,957	186	268,643
Mullin, John H. III	114,500	149,957	186	264,643
Olson, Frank A.	135,500	149,957	12,298	297,755
Von Metzsch, Ernst H.	110,000	149,957	6,606	266,563
Wilson, Robert N.	152,000	149,957	186	302,143

(1)	Stock awards consist of 1,824 common shares granted on February 7 that were fully vested on the date of grant. The closing price of our common shares on that date was $82.21 per share. This is the amount recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123R.

(2)	Amounts in this column consist of $186 in life insurance premiums for each director and, for Messrs. Brady, Kean and Olson, $12,112 in medical benefits. The amount in this column for Mr. Von Metzsch includes $6,420 for medical benefits.

In 2008, each director who was not an employee of the company or any of its subsidiaries received an annual fee of $75,000 for membership on the board of directors and a fee of $2,000 for each board of directors’ and stockholders’ meeting attended. These directors received an additional annual fee of $5,000 for membership on each committee of the board of directors on which such director served, except for audit committee members who each received an annual fee of $7,500, and a fee of $2,000 for each committee meeting, and in the case of audit committee members each quarterly financial review, attended. The chairperson of each committee received an annual fee of $7,500, except for the chairman of the audit committee, who received an annual fee of $15,000. In addition, in February 2008 each non-employee director received 1,824 shares of common stock (constituting approximately $150,000 in value on the date of award). These awards are made from shares purchased by the company in the open market.

Section 16(a) Beneficial Ownership Reporting Compliance

The company’s directors and executive officers and the beneficial holders of more than 10% of the company’s common stock are required to file reports with the SEC of changes in their ownership of the company’s common stock. Based on its review of such reports, the company believes that all such filing requirements were met during 2008.

Ownership of Voting Securities by Certain Beneficial Owners

The following table sets forth, as of the most recent practicable date, information as to the ownership of more than 5% of any class of the company’s voting securities by beneficial owners known by the company to hold more than 5% of any such class:

		Amount and
	Name and address	nature of
	of beneficial	beneficial		Percent
Title of class	owner	ownership(a)		of class

Common Stock	John B. Hess	35,371,504	(b)(c)(d)(e)	10.78
	Nicholas F. Brady	19,757,691	(b)(c)(g)	6.04
	Thomas H. Kean	26,101,515	(b)(c)(d)(h)	7.98
	John Y. Schreyer	17,455,053	(b)(d)(f)	5.33
	c/o Hess Corporation 1185 Avenue of the Americas New York, New York 10036
Common Stock	FMR LLC 82 Devonshire St. Boston, MA 02109	26,061,251	(i)	7.993

Common Stock	Janus Capital Management LLC 151 Detroit Street Denver, CO 80206	21,547,580	(j)	6.6

(a) The information in this table and in the notes thereto was obtained, with respect to FMR LLC and Janus Capital Management LLC (“Janus Capital”), from Schedules 13G filed by such reporting persons with the Securities and Exchange Commission in February 2009. Information with respect to Messrs. Hess, Brady, Kean and Schreyer is as of March 4, 2009, and with respect to FMR LLC and Janus Capital is as of December 31, 2008. The individual amounts and percentages shown for Messrs. Hess, Brady, Kean and Schreyer should not be added because they reflect shared beneficial ownership.

(b) This amount includes 10,819,607 shares held by a charitable lead annuity trust established under the will of Leon Hess. Mr. John B. Hess has sole voting power over the stock held by this trust and shares dispositive power over such stock with Messrs. Schreyer, Brady and Kean.

(c) This amount includes 8,817,802 shares held by a limited partnership. Messrs. Hess, Brady and Kean serve on the management committee of the general partner of this limited partnership and share voting and dispositive power with respect to shares held by the limited partnership.

(d) This amount includes 6,436,881 shares held by the Hess Foundation, Inc. of which Messrs. Hess, Kean and Schreyer are directors and as to which Mr. Hess has sole voting power and shares dispositive power with Messrs. Kean and Schreyer.

(e) This amount includes:

•	244,567 shares owned directly by Mr. Hess, as to which he has sole voting and dispositive power,

•	1,606,541 shares held by four trusts for the benefit of Mr. Hess and his children, as to which Mr. Hess is a trustee and has sole voting power and dispositive power,

•	284,150 shares held in escrow under the company’s incentive plans as to which Mr. Hess has voting but not dispositive power,

•	862,000 shares underlying options to purchase common stock, as to which Mr. Hess has no voting or dispositive power until they are acquired upon exercise of the options,

•	49,500 shares vested in the name of Mr. Hess under the employees’ savings plan as to which he has sole voting and dispositive power,

•	3,025,205 shares held by a trust of which Mr. Hess is a co-trustee and as to which he has sole voting power and shared dispositive power,

•	63,639 shares held by a trust of which Mr. Hess is a co-trustee and has shared voting and dispositive power,

•	2,371,878 shares held by Mr. Hess’ siblings and six trusts for the benefit of Mr. Hess’ siblings or their children as to which Mr Hess has sole voting power and as to 1,693,329 shares of which he shares dispositive power pursuant to a shareholders agreement among Mr. Hess, his siblings and others,

•	735,216 shares held by three trusts for the benefit of Mr. Hess and his heirs, of which Mr. Hess’ spouse is trustee, but as to which he has sole voting power and shares dispositive power pursuant to a shareholders agreement among Mr. Hess, his spouse and others, and

•	54,518 shares held by two trusts as to which Mr. Hess has sole voting and dispositive power.

(f) This amount includes:

•	61,192 shares owned directly by Mr. Schreyer, as to which he has sole voting and dispositive power,

•	45,000 shares underlying options to purchase common stock, as to which Mr. Schreyer has no voting or dispositive power until they are acquired upon exercise of the options,

•	92,373 shares held by three trusts as to which Mr. Schreyer has shared voting and dispositive power.

(g) This amount includes 104,316 shares held directly by Mr. Brady, as to which he has sole voting and dispositive power, 6,000 shares held by a limited liability company of which Mr. Brady is the managing member and as to which he has sole voting and dispositive power. This amount also includes 9,966 shares held by two trusts of which Mr. Brady is a co-trustee as to which Mr. Brady shares voting and dispositive power.

(h) This amount includes 27,086 shares held directly by Mr. Kean, as to which he has sole voting and dispositive power.

(i) Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 24,994,282 shares or 7.665% of the common stock outstanding of the company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 24,994,282 shares owned by the Funds.

Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

Strategic Advisers, Inc., 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, provides investment advisory services to individuals. As such, FMR LLC’s beneficial ownership includes 1,856 shares, or 0.001%, of the common stock outstanding of the company, beneficially owned through Strategic Advisers, Inc.

Pyramis Global Advisors, LLC (“PGALLC”), 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 53,190 shares or 0.016% of the outstanding common stock of the company as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares.

Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 53,190 shares and sole power to vote or to direct the voting of 53,190 shares of common stock owned by the institutional accounts or funds advised by PGALLC as reported above.

Pyramis Global Advisors Trust Company (“PGATC”), 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 244,081 shares or 0.075% of the outstanding common stock of the company as a result of its serving as investment manager of institutional accounts owning such shares.

Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 244,081 shares and sole power to vote or to direct the voting of 244,081 shares of common stock owned by the institutional accounts managed by PGATC as reported above.

FIL Limited, formerly known as Fidelity International Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under section 240.13d-1(b)(1) pursuant to an SEC no-action letter dated October 5, 2000, is the beneficial owner of 767,842 shares or 0.235% of the common stock outstanding of the company.

Partnerships controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR LLC and FIL, or trusts for their benefit, own shares of FIL voting stock with the right to cast approximately 47% of the total votes which may be cast by all holders of FIL voting stock. FMR LLC and FIL are separate and independent corporate entities, and their boards of directors are generally composed of different individuals.

FMR LLC and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the Securities Exchange Act of 1934 (the “1934 Act”) and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR LLC is making this filing on a voluntary basis as if all of the shares are beneficially owned by FMR LLC and FIL on a joint basis.

FIL has sole dispositive power over 767,842 shares owned by the international funds. FIL has sole power to vote or direct the voting of 755,342 shares and no power to vote or direct the voting of 12,500 shares held by the International Funds as reported above.

(j) Janus Capital has an indirect 89.9% ownership stake in INTECH Investment Management (“INTECH”) and a direct 78.4% ownership stake in Perkins, Investment Management LLC (“Perkins”). Due to the above ownership structure, holdings for Janus Capital, Perkins and INTECH are aggregated for purposes of Janus Capital’s filing. Janus Capital, Perkins and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to herein as “Managed Portfolios”). Collectively, these companies have sole voting and dispositive power with respect to 16,223,825 shares and shared voting and dispositive power with respect to 5,323,755 shares.

As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 16,223,825 shares or 5.0% of the shares outstanding of common stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Perkins may be deemed to be the beneficial owner of 1,305,354 shares or 0.4% of the shares outstanding of common stock held by such Managed Portfolios. However, Perkins does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, INTECH may be deemed to be the beneficial owner of 4,018,401 shares or 1.2% of the shares outstanding of common stock held by such Managed Portfolios. However, INTECH does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights.

Ownership of Equity Securities by Management

The table below sets forth as to each director, nominee and named executive officer, and all directors, nominees and executive officers as a group, information regarding their ownership of equity securities of the company on March 4, 2009. The persons listed below have sole voting and investment power as to all shares indicated except as set forth in the footnotes to the table. Where no information appears in the column “Percent of outstanding shares of common stock owned,” the securities held represent less than one percent of the common stock.

Individual amounts and percentages shown for Messrs. Brady, Hess and Kean cannot be added because they reflect shared beneficial ownership of shares as explained in footnotes (b), (c) and (d) to the table under the caption “Ownership of Voting Securities by Certain Beneficial Owners.”

			Percent of
	Total number of shares		outstanding	Of total number of
	beneficially owned		shares of	shares beneficially
	and nature of		common stock	owned, number of
Name	beneficial ownership(a)		owned	option shares

Samuel W. Bodman	16,500		—	—
Nicholas F. Brady	19,757,691	(b)	6.04	—
J. Barclay Collins	943,365	(c)	—	582,000
John B. Hess	35,371,504	(d)	10.78	862,000
Gregory P. Hill	48,500		—	—
Edith E. Holiday	24,086		—	—
Thomas H. Kean	26,101,515	(e)	7.98	—
Risa Lavizzo-Mourey	14,786		—	—
Craig G. Matthews	22,481		—	—
John H. Mullin	9,786	(f)	—	—
John J. O’Connor	662,541		—	406,000
Frank A. Olson	30,986		—	—
Ernst H. von Metzsch	46,286		—	—
John P. Rielly	329,471		—	188,000
F. Borden Walker	493,013		—	345,500
Robert N. Wilson	58,496		—	—
All directors and executive officers as a group	39,675,876		12.01	3,151,950

(a)	These figures include 5,708 shares vested in the name of Mr. Collins, 49,500 shares vested in the name of Mr. Hess, 4,080 shares vested in the name of Mr. Rielly, 3,943 shares vested in the name of Mr. Walker, and 70,197 shares vested for all executive officers and directors as a group under the employees’ savings plan as to which these individuals and the group have voting and dispositive power. These amounts also include 72,200 shares held in escrow under the second amended and restated 1995 long-term incentive plan or the 2008 long-term incentive plan, or both, for Mr. Collins, 284,150 shares held in escrow under these plans for Mr. Hess, 48,500 shares held in escrow under these plans for Mr. Hill, 170,000 shares held in escrow under these plans for Mr. O’Connor, 67,200 shares held in escrow under these plans for Mr. Rielly, 82,850 shares held in escrow under these plans for Mr. Walker and 1,208,365 shares held in escrow under these plans for all executive officers and directors as a group. As to these shares, these individuals and the group have voting power but not dispositive power. Holders of stock options do not have the right to vote or any other right of a stockholder with respect to shares of common stock underlying such options until they are exercised.

(b)	See footnotes (b), (c) and (g) to the table under the caption “Ownership of Voting Securities by Certain Beneficial Owners.”

(c)	This amount includes 274,003 shares pledged as security for a third party loan.

(d)	See footnotes (b), (c), (d) and (e) to the table under the caption “Ownership of Voting Securities by Certain Beneficial Owners.”

(e)	See footnotes (b), (c), (d) and (h) to the table under the caption “Ownership of Voting Securities by Certain Beneficial Owners.”

(f)	These shares are pledged as security for a line of credit.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee has selected the firm of Ernst & Young LLP as the independent registered public accountants of the company for the fiscal year ending December 31, 2009. Ernst & Young LLP has acted for the company in this capacity for many years. The board proposes that the stockholders ratify this selection at the annual meeting.

If the stockholders do not ratify the selection of Ernst & Young LLP, the selection of independent registered public accountants will be reconsidered by the audit committee.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

  Independent Registered Public Accountants Fee Information

Ernst & Young LLP’s fees, by category of professional service in each of the last two fiscal years, were (in thousands):

	2008	2007

Audit Fees	$9,496	$9,228
Audit-Related Fees	1,062	1,321
Tax Fees	891	763
All Other Fees	850	—

Total	$12,299	$11,312

Ernst & Young LLP audit fees include fees associated with the last annual audit, the reviews of the company’s quarterly reports on Form 10-Q, reporting on the effectiveness of internal controls over financial reporting, SEC registration statements, and statutory audits required internationally.

Ernst & Young’s fees for audit-related services include pension and savings plan audits, attest services not required by statute or regulation, accounting consultations, acquisition reviews, and consultations on internal accounting controls.

Tax fees include tax compliance services and United States and international tax advice and planning.

All other fees relate to services rendered in connection with a corporate risk benchmarking study.

As part of its responsibility for oversight of the independent registered public accountants, the audit committee has established a pre-approval policy for the provision of engaging audit and permitted non-audit services provided by the company’s independent registered public accountants. In accordance with this policy, each type of audit, audit-related, tax and other permitted service to be provided by the independent registered public accountants is specifically described and each such service, together with a fee level or budgeted amount for such service, is pre-approved annually by the audit committee. Each such service and budgeted amount is thereafter updated quarterly. Any type of permitted service not previously approved by the audit committee must be specifically pre-approved before the service can be provided. For each fiscal year, the audit committee may determine appropriate ratios between categories of services and the total fees paid to the independent registered public accountants. The audit committee has delegated authority to the chairman of the audit committee to approve additional services or an increase in fees for a previously approved service in excess of the budgeted amount for that service. However, any increased fees or additional services so approved must be reported to the audit committee at its next scheduled meeting. The audit committee has determined that the provision of all services approved in accordance with this policy is not incompatible with the independence of the independent registered public accountants.

OTHER MATTERS

The board of directors knows of no other matters to come before the meeting. Should any unanticipated business properly come before the meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment. The accompanying proxy confers discretionary authority to such persons to vote on any unanticipated matters.

The cost of preparing and mailing the notice of internet availability of proxy materials this proxy statement and the accompanying proxy and the cost of solicitation of proxies on behalf of the board of directors will be borne by the company. Solicitation will be made by mail and internet. Some personal solicitation may be made by directors, officers and employees without special compensation, other than reimbursement for expenses. In addition, D. F. King & Co. has been retained to aid in the solicitation. Its fees for this solicitation are not expected to exceed $25,000, exclusive of expenses.

Proposals which stockholders wish to include in the company’s proxy materials relating to the 2010 annual meeting of stockholders must be received by the company no later than November 26, 2009. Notice of any stockholder proposal for the 2010 annual meeting which the proponent does not wish to include in the company’s proxy materials for that meeting will be considered untimely if not received by the company on or before February 9, 2010.

The company will provide to any person whose proxy is solicited by this proxy statement, without charge, upon written request to the company’s secretary at the company’s principal executive office set forth on the first page of this proxy statement, a copy of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

It is important that proxies be returned promptly. Stockholders are urged to date and sign the proxy card if they have requested a paper copy of proxy materials and return it promptly in the accompanying envelope, or to vote via the internet or by calling the toll-free number as instructed on the proxy card or the Notice of Internet Availability of Proxy Materials.

By order of the Board of Directors,

George C. Barry
           Secretary
New York, New York
March 26, 2009

HESS CORPORATION
1185 Avenue of the Americas, New York, NY 10036
Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on
Wednesday, May 6, 2009
The Proxy Statement and Annual Report are available at: http://bnymellon.mobular.net/bnymellon/hes

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 22, 2009 to facilitate timely delivery.

HESS CORPORATION

Dear Stockholder:
The 2009 Annual Meeting of Stockholders of Hess Corporation (the “Company”) will be held at the Hess Office Building, 1 Hess Plaza, Route 9 Woodbridge, NJ 07095, on Wednesday, May 6, 2009, at 2:00 p.m. (local time).
Proposals to be considered at the Annual Meeting:

(1)	Election of the five directors identified in the Company’s proxy statement for three-year terms expiring in 2012; and

(2)	Ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009.

The Board of Directors recommends a vote “FOR” Items 1 and 2.
Stockholders of record of common stock of the Company at the close of business on March 16, 2009 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting.

CONTROL NUMBER
â
You may vote your proxy when you view the materials on the Internet. You will be asked to enter this 11-digit control number	à

Stockholders of record as of the Record Date are encouraged and cordially invited to attend the Annual Meeting. Directions to attend the Annual Meeting where you may vote in person are available at:
www.hess.com/aboutus/contact_directions.htm.
Meeting Location:

Hess Office Building 1 Hess Plaza, Route 9 Woodbridge, New Jersey 07095
The following Proxy Materials are available for you to review online:

•	the Company’s 2009 Proxy Statement
•	the Company’s 2008 Annual Report
To request a paper or email copy of the Proxy Materials or select a future delivery preference, (you must reference your 11 digit control number)

Telephone:	1-888-313-0164 (outside of the U.S and Canada call 201-680-6688),
Email:	shrrelations@bnymellon.com
Internet:	http://bnymellon.mobular.net/bnymellon/hes

ACCESSING YOUR PROXY MATERIALS ONLINE
YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST
A PAPER OR EMAIL COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.

The Proxy Materials for Hess Corporation are available to review at:

http://bnymellon.mobular.net/bnymellon/hes

VOTE BY INTERNET
Use the Internet to vote your shares. Have this notice available when you access the above web site.
On the top right hand side of the website click on “Vote Now” to access the electronic proxy card and vote your shares

HESS CORPORATION
P R O X Y
PROXY SOLICITED BY BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 6, 2009
The undersigned hereby appoints JOHN B. HESS and J. BARCLAY COLLINS, or any of them, proxies, each with power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Hess Corporation to be held at its offices, 1 Hess Plaza, Route 9, Woodbridge, New Jersey, on May 6, 2009, at 2:00 p.m., local time, and all adjournments thereof, as directed on the reverse side of this card, and in their discretion, upon any other matters which may properly come before the Meeting or any adjournment thereof.
The undersigned hereby revokes any proxy heretofore given to vote said shares, and hereby ratifies all that said proxies may do at the Meeting or any adjournment thereof.
Please indicate on the reverse side of this card how your stock is to be voted.
If not otherwise specified, shares will be voted FOR all nominees in Item 1 and FOR Proposal 2 on the reverse side of this card.
(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)	Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR all nominees and a vote FOR Proposal 2.

1.	Election of the following nominees as Directors for three-year terms expiring in 2012.

	Nominees:	FOR ALL ☐	WITHHOLD FOR ALL ☐		EXCEPTIONS* ☐
01 J.B. Hess 02 S.W. Bodman 03 R. Lavizzo-Mourey 04 C.G. Matthews 05 E.H. von Metzsch

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions
			FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	Ratification of the selection of Ernst & Young LLP as independent auditors for fiscal year ending December 31, 2009.

						Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù FOLD AND DETACH HERE Ù
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF
INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

 Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Hess Corporation	INTERNET http://www.eproxy.com/hes Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders The Proxy Statement and the 2008 Annual Report to Stockholders are available at:
http://bnymellon.mobular.net/bnymellon/hes

Ù FOLD AND DETACH HERE Ù

You can now access your BNY Mellon Shareowner Services account online.

Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Hess Corporation now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

****TRY IT OUT****

www.bnymellon.com/shareowner/isd
Investor ServiceDirect®
Available 24 hours per day, 7 days per week

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

HESS CORPORATION
P R O X Y
PROXY SOLICITED BY BOARD OF DIRECTORS
FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 6, 2009
The undersigned hereby appoints JOHN B. HESS and J. BARCLAY COLLINS, or any of them, proxies, each with power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Hess Corporation to be held at its offices, 1 Hess Plaza, Route 9, Woodbridge, New Jersey, on May 6, 2009, at 2:00 p.m., local time, and all adjournments thereof, as directed on the reverse side of this card, and in their discretion, upon any other matters which may properly come before the Meeting or any adjournment thereof.
The undersigned hereby revokes any proxy heretofore given to vote said shares, and hereby ratifies all that said proxies may do at the Meeting or any adjournment thereof.
Please indicate on the reverse side of this card how your stock is to be voted.
If not otherwise specified, shares will be voted FOR all nominees in Item 1 and FOR Proposal 2 on the reverse side of this card.
Additional instructions for Hess Corporation Savings Plan Participants: Participants and Beneficiaries who do not vote the stock in the Company Stock Fund attributable to their accounts shall be deemed to have directed The Bank of New York as Trustee not to vote such stock. Therefore, the Master Trustee shall not vote shares of stock held in the Company Stock Fund for which voting instructions are not received.
(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

ÙFOLD AND DETACH HERE Ù

Ù FOLD AND DETACH HERE Ù
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR
TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

 Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Hess Corporation	INTERNET http://www.eproxy.com/hes Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders The Proxy Statement and the 2008 Annual Report to Stockholders are available at:
http://bnymellon.mobular.net/bnymellon/hes

(Please sign, date and return this proxy in the enclosed postage prepaid envelope.)	Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR all nominees and a vote FOR Proposal 2.

1.	Election of the following nominees as Directors for three-year terms expiring in 2012.

	Nominees:	FOR ALL ☐	WITHHOLD FOR ALL ☐		EXCEPTIONS* ☐
01 J.B. Hess 02 S.W. Bodman 03 R. Lavizzo-Mourey 04 C.G. Matthews 05 E.H. von Metzsch

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions
			FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	Ratification of the selection of Ernst & Young LLP as independent auditors for fiscal year ending December 31, 2009.

						Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.